AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

     AMENDMENT NO. 1, dated as of March 14, 2001 ("Amendment No. 1") to the Employment Agreement, dated as of November 1, 1999 (the "Agreement") , by and between eAcceleration Corp., a Delaware Corporation (the "Company") and Clint Ballard ("Employee").

     WHEREAS, pursuant to the Agreement, the term would commence on the date of the first closing of the public offering of shares of common stock pursuant to a registration statement on Form SB-2 filed with the Securities and Exchange Commission on November 12, 1999 (the "Registration Statement");

     WHEREAS, the Company withdrew the filing of the Registration Statement, together with all amendments and exhibits thereto, on March 6, 2001, and as a result, the term did not, and under the terms of the Agreement can never, commence; and

     WHEREAS, the Company and Clint Ballard desire to amend the terms of the Agreement, pursuant to the terms and conditions set forth herein, as of the date hereof.

     NOW, THEREFORE in consideration of the premises and of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1. Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

          " Term. Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term hereof, the term of this Agreement shall be comprised of a five (5) year period of employment commencing upon the closing of any investment of at least $1 million by any investor or investors in a private placement of the Company's securities or the commencement of a public market for the Company's common stock, and shall be extended thereafter for additional one-year periods unless or until the Company or the Employee provides sixty
          (60) days' notice to the other party of the termination of this Agreement."

     2. Counterparts. Amendment No. 1 may be executed in counterparts, which taken together shall constitute one and the same instrument, and either of the parties hereto may execute Amendment No. 1 by signing either such counterpart.



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     IN WITNESS WHEREOF, the undersigned have executed and delivered Amendment
No. 1 as of the date first above written.


                                     eACCELERATION CORP.


                                     By:    /s/ Clint Ballard
                                         ------------------------------------
                                         Clint Ballard
                                         President

                                            /s/ Clint Ballard
                                         ------------------------------------
                                         Clint Ballard